EXHIBIT 3.7

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS 86)

Filed in the office of	
Ross Miller Secretary of State State of Nevada	Document Number 20070786897-34 Filing Date and Time 11/19/2007 10:30 AM Entity Number E0793802007-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Limited-Liability Company:** (must contain approved limited-liability company wording; see instructions)	CITYCENTER BOUTIQUE HOTEL HOLDINGS, LLC — Check box if a Series Limited-Liability Company ☐
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Bryan L. Wright (Name) 3950 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, Nevada 89119 — (MANDATORY) Physical Street Address, City, Zip Code (OPTIONAL) Mailing Address, City, State, Zip Code
3. **Dissolution Date:** (OPTIONAL; see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. **Management:**	Company shall be managed by ☒ Manager(s) OR ☐ Members (check only one box)
5. **Name and Address of each Manager or Managing Member:** (attach additional page if more than 3)	J. TERRENCE LANNI (Name) 3600 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NV 89109 (Address, City, State, Zip Code) JAMES J. MURREN (Name) 3600 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NV 89109 (Address, City, State, Zip Code) GARY N. JACOBS (Name) 3600 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NV 89109 (Address, City, State, Zip Code)
6. **Name, Address and Signature of Organizer:** (attach additional page if more than 1)	Bryan L. Wright (Name) — X [signature] (Signature) 3950 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NV 89119 (Address, City, State, Zip Code)
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named limited-liability company. X [signature] Authorized Signature of R.A. or On Behalf of R.A. Company — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form LLC Arts 2007
Revised on 01/01/07

INITIAL LIST OF MANAGERS OR MANAGING MEMBERS AND RESIDENT AGENT OF FILE NUMBER

CITYCENTER BOUTIQUE HOTEL HOLDINGS, LLC E0793802007-5

(Name of Limited-Liability Company)

FOR THE FILING PERIOD OF NOVEMBER 2007 TO NOVEMBER 2008

The corporation’s duly appointed resident agent in the State of Nevada upon whom process can be served is:

Bryan L. Wright

3950 Las Vegas Blvd, South

Las Vegas, NV 89119

A FORM TO CHANGE RESIDENT AGENT INFORMATION CAN BE FOUND ON OUR WEBSITE: secretaryofstate.biz Filed in the office of

/s/ Ross Miller

Ross Miller

Secretary of State

State of Nevada Document Number

20070833298-92

Filing Date and Time

12/04/2007 8:03 AM

Entity Number

E0793802007-5

Important: Read instructions before completing and returning this form.

USE BLACK INK ONLY—DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

☒ Return one file stamped copy, (If filing not accompanied by order instructions, file stamped copy will be sent to resident agent.)

1. Print or type names and addresses either residence or business, for all managers or managing members. A Manager, or if none, a Managing Members of the LLC must sign the form.

FORM WILL BE RETURNED IF UNSIGNED

2. If there are additional managers or managing members, attach a list of them to this form.

3. Return the completed form with the $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the of first month following organization date.

4.Make your check payable to the Secretary of State. Your canceled check will constitute a certificate to transact business.

5. Ordering Copies: if requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 of more file stamped or certified copies. Appropriate Instructions must accompany your order.

6. Return the completed form to: Secretary of State. 202 North Carson City Street, Carson City, NV 89701-4201, (775) 684-5708.

7. Form must be in the possession of the Secretary of Slate on or Before the last day of the first month following the initial registration dale. (Postmark data is not accepted as receipt date.) Forms received after due date wi!l be returned far additional fees and penalties. FILING FEE: $125 00 LATEPENALTY: $75.00

NAME (DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)

J. TERRENCE LANNI ☒ MANAGER ☐ MANAGING MEMBER

ADDRESS CITY ST ZIP

3600 LAS VEGAS BOULEVARD SOUTH LAS VEGAS NV 89109

NAME (DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)

JAMES J. MURREN ☒ MANAGER ☐ MANAGING MEMBER

ADDRESS CITY ST ZIP

3600 LAS VEGAS BOULEVARD SOUTH LAS VEGAS NV 89109

NAME (DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)

GARY N. JACOBS ☒ MANAGER ☐ MANAGING MEMBER

ADDRESS CITY ST ZIP

3600 LAS VEGAS BOULEVARD SOUTH LAS VEGAS NV 89109

NAME (DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)

☐ MANAGER ☐ MANAGING MEMBER

ADDRESS CITY ST ZIP

NAME (DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)

☐ MANAGER ☐ MANAGING MEMBER

ADDRESS CITY ST ZIP

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has compiled with the provisions of NRS 350.7SO and acknowledge that pursuant to NRS 239.330, It is a category C felony to Knowingly offer any false or forged Instrument for filing in the Office of the Secretary of State,

/s/ Garry N. Jacobs Title MANAGER Date

Signature of Manager or managing Member Nevada Secretary of State Form Initial List LLC 2007

Revised on: 01/01/07

ADDENDUM TO INITIAL LIST OF MANAGERS AND MANAGING MEMBERS OF CITYCENTER BOUTIQUE HOTEL HOLDINGS, LLC

Robert H. Baldwin, President & COO

Chris Nordling, Executive Vice President & CFO

Cathy Santoro, Treasurer

Gary N. Jacobs, Secretary

Bruce Aguilera, Assistant Secretary

John McManus, Assistant Secretary

Bryan L. Wright, Assistant Secretary

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Filed in the

office of

/s/ Ross Miller

Document Number

20070840205-38

Amendment to Articles of Organization

(PURSUANT TO NRS 86.221)

Ross Miller Secretary of State

State of Nevada

Filing Date and Time

12/11/2007 9:50 AM

Entity Number

E0793802007-5

USE BLACK INK ONLY—DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization

For a Nevada Limited-Liability Company

(Pursuant to NRS 86.221)

1. Name of limited-liability company:

CITYCENTER BOUTIQUE HOTEL HOLDINGS, LLC

Members

2. The company is managed by: ☐ Managers OR ☒

(check only one box)

3. The articles have been amended as follows (provide articles numbers, if available)*:

Article 4. Entity is member managed.

4. Signature (must be signed by at least one manager or by a managing member):

By: CITYCENTER LAND, LLC

/S/ Brian L. Wright AUTH. REPRESENTATIVE

* 1) If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited,” or the abbreviations “Ltd.,” “LLC,” or “L.C.,” “LLC” or “LC.” The word “Company” may be abbreviated as “Co.” 2) If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

Nevada Secretary of State AM 86.221 Amend 2007 Revised on: 01/01/07

ROSS MILLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4520

(775) 684 5708

Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88,

88A,89 AND 92A)

Filed in the office of

/s/ Ross Miller Document Number

20090783422-87

Ross Miller Secretary of State State of Nevada

Filing Date and Time

11/09/200911:11 AM

Entity Number

E0793802007-5

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY—DO NOT HIGHLIGHT

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 88, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

CityCenter Boutique Hotel Holdings, LLC

2. Description of the original document for which correction is being made:

Certificate of Amendment to Articles of Organization for a Nevada Limited Liability Company (Document Number 20070840205-38)

Filing date of the original document for which correction is being made: 12/11/07

Description of the inaccuracy or defect.

The Company was manager-managed and amended its articles by filing a Certificate of Amendment on 12/11/07 in order to change its status to that of member-managed Howver, such amendment was prepared -with defects: p) Section 2 of the amendment incorrectly indicated that the Company was managed by members when it was still managed by managers; and (ii) Section 3 of the amendment did not provide the name and address of the managing member and sole member.

5. Correction of the inaccuracy or defect.

Section 2 of the Certificate of Amendment shall be corrected to provide that the Company was managed by Managers. Section 3 of tbe Certificate of Amendment shall be corrected to provide that (i) Article 4 of fee Articles of Organization filed 11/19/07 shall be amended to provide that the Company stall be jnaisaged by its sole member; and (ii) Article 5 of the Articles of Organization shall be amended to provide the Company’s sole member and managing member is CityCenter Land, LLC, and the the address of the sole member and managing member is c/o MGM MIRAGE, 3?50 las Vegas Blvd. South, Las Vegas, NV 89119.

CityCenler land, UC, a Nevada limited liability company, Sole Member 6. Signature: By: CityCenter Holdings,LLC, a Delaware limited liability company, sole member of CitjCenter Land, LLC

Autho

By: Project CC; LLC, a Nevada limited liability company, the managing member of citycenter holdings LLC

* If entitylisA corporation, it must be signed by an.officer If stock has been Issued, OR an Incoiporator or director If stock has not been issjjea; a limited-liability company, by a manager or managing members: a limited partnership or ijmited-febility limited partnership, by a general partner a limited-liability partnership, by a managing partner; a business trust, by a trustee.

and submit wift Ihe proper fees may cause this filing to be rejected

This form must be accompanied by appropriate tees.

Hsvada S*o*Hiy of State Cweeftm Revised: 5-2fH»